EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                          eAPPLIANCE INNOVATIONS, INC.

     The undersigned natural person, of the age of eighteen years or more, a resident of the State of Texas, acting as an incorporator of a corporation under the Texas Business Corporation Act, does hereby adopt the following Articles of Incorporation for such corporation:


                                   ARTICLE ONE

     The name of the Corporation is "eAppliance Innovations, Inc."


                                   ARTICLE TWO

     The Corporation will have perpetual existence.


                                  ARTICLE THREE

     The purpose for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.


                                  ARTICLE FOUR

     The aggregate number of shares of capital stock that the Corporation will have authority to issue is one hundred and fifty-one million (151,000,000), one hundred and fifty million (150,000,000) of which will be shares of Common Stock, having a par value of $.001 per share, and one million (1,000,000) of which will be shares of preferred stock, having a par value of $10 per share.

     Preferred stock may be issued in one or more series as may be determined from time to time by the Board of Directors. All shares of any one series of preferred stock will be identical except as to the date of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of preferred stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the full extent now or hereafter permitted by law.


                                  ARTICLE FIVE

     No shareholder of the Corporation will, solely by reason of holding shares of any class, have any preemptive or preferential right to purchase or subscribe for any shares of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such shareholder. The Board of Directors may authorize the issuance of, and the Corporation may issue, shares of any class of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase any such shares, without offering any shares of any class to the existing holders of any class of stock of the Corporation.


                                   ARTICLE SIX

     Shareholders of the Corporation will not have the right of cumulative voting for the election of directors.


                                  ARTICLE SEVEN

     Any action that under the provisions of the Texas Business Corporation Act would, but for this Article Seven, be required to be authorized by the affirmative vote of the holders of any specified portion of the shares of the Corporation will require the approval of the holders of a majority of the shares of the Corporation entitled to vote on the action.


                                  ARTICLE EIGHT

     Pursuant to Article 13.04 of the Texas Business Corporation Act, the Corporation elects not to be governed by Article 13.03, the Business Combination Law, of the Texas Business Corporation Act.


                                  ARTICLE NINE

     Any action required or permitted by law, these Articles of Incorporation or the Bylaws of the Corporation to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

     Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.


                                   ARTICLE TEN

     The Board of Directors is expressly authorized to alter, amend or repeal the Bylaws of the Corporation or to adopt new Bylaws.


                                 ARTICLE ELEVEN

     (a) The Corporation will, to the fullest extent permitted by, and in accordance with the Texas Business Corporation Act, as the same exists or may hereafter be amended, indemnify any and all persons who are or were serving as director or officer of the Corporation, or who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee or employee of another corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, from and against any and all of the expenses, liabilities or other matters referred to in or covered by the Texas Business Corporation Act. Such indemnification may be provided pursuant to any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the capacity of director or officer and as to action in another capacity while holding such office, will continue as to a person who has ceased to be a director or officer and inure to the benefit of the heirs, executors and administrators of such a person.

     (b) If a claim under paragraph (a) of this Article is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. It will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the laws of the State of Texas for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the laws of the State of Texas nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.


                                 ARTICLE TWELVE

     To the fullest extent permitted by the laws of the State of Texas as the same exist or may hereafter be amended, a director of the Corporation will not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director. Any repeal or modification of this Article will not increase the personal liability of any director of the Corporation for any act or occurrence taking place before such repeal or modification, or adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. The provisions of this Article shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director that has not been eliminated by the provisions of this Article.


                                ARTICLE THIRTEEN

     The Corporation will not commence business until it has received for the issuance of shares consideration of the value of at least $1,000.


                                ARTICLE FOURTEEN

     The street address of the Corporation's  initial  registered office is 2225
E. Randol Mill Road, Suite 305, Arlington, Texas 76011, and the name of its initial registered agent at that address is Scott A. Haire, 2225 E. Randol Mill Road, Suite 305, Arlington, Texas 76011.

                                 ARTICLE FIFTEEN

     The number of directors constituting the Board of Directors of the Corporation, which shall be composed of not less than one nor more than eight, shall initially be one (1) and the name and mailing addresses of such person, who is to serve as a director until the first annual meeting of the shareholders or until his successors are elected and qualified, is:

                                 Scott A. Haire
                       2225 E. Randol Mill Road, Suite 305
                             Arlington, Texas 76011


     Hereafter, the number of directors will be determined in accordance with the Bylaws of the Corporation.


                                 ARTICLE SIXTEEN

     The name and address of the incorporator are:

                               Robert J. Johnston
                               901 Main Street, Suite 6000
                               Dallas, Texas 75202

     EXECUTED as of the 14th day of December, 2001.



                                                     By:/s/ Robert J. Johnston
                                                        -----------------------
                                                        Robert J. Johnston
                                                        Incorporator

                               ARTICLES OF MERGER
                                       OF
                             MB SOFTWARE CORPORATION
                            (A Colorado Corporation)
                               Parent Corporation


                                  WITH AND INTO

                          EAPPLIANCE INNOVATIONS, INC.
                              (A Texas Corporation)
                             Subsidiary Corporation

To the Secretary of State
State of Texas


Pursuant to the provisions of Article 5.16 of the Texas Business Corporation Act (the "TBCA"), MB Software Corporation, (the "Parent Corporation" or "Merged Corporation"), a corporation organized under the laws of the State of Colorado, and owning at least ninety percent (90%) of the shares of eAppliance Innovations, Inc. (the "Subsidiary Corporation"), a business corporation organized under the laws of the State of Texas, hereby executes the following articles of merger.

     1. An Agreement and Plan of Merger has been adopted in accordance with the provisions of Article 5.16 of the Texas Business Corporation Act and of the Colorado Business Corporation Act providing for the combination of MB Software Corporation and eAppliance Innovations, Inc. and resulting in Subsidiary Corporation being the surviving corporation.

     2. The following is a copy of a resolution of MB Software Corporation adopted on December 14, 2001 and in accordance with the laws of its jurisdiction and its constituent documents:

        RESOLVED,  that it is deemed  advisable  and in the best  interest of MB
        Software Corporation (the "Corporation") to merge with and into eAppliance Innovations, Inc., its wholly-owned subsidiary organized under the laws of the State of Texas, pursuant to an Agreement and Plan of Merger, by and among the Corporation and its subsidiary regarding the merger of the Corporation with and into its subsidiary, and setting forth the terms and conditions of the merger and other details and provisions with respect thereto, and such merger is hereby approved;

        RESOLVED, that the proper officers of the Corporation are hereby authorized to execute and deliver the Agreement of Merger on behalf of the Corporation and its subsidiary, with such changes therein and additions thereto as may be approved by such officer executing the same on behalf of the Corporation and its subsidiary, such approval to be conclusively evidenced by the execution and delivery thereof.

        RESOLVED, that the proper officers of the Corporation are hereby authorized, in the name of and on behalf of the Corporation, to perform any and all acts as may be necessary or desirable to execute, file and deliver the Agreement of Merger, the Articles of Merger and all other instruments and documents contemplated by the foregoing resolutions and to take any and all further action which such officer may deem necessary or desirable to effectuate any action authorized by these resolutions and otherwise to carry out the purposes and intent of the foregoing resolutions.

     3. As to eAppliance Innovations, Inc. and pursuant to Article 5.03 of the Texas Business Corporation Act, the approval of the stockholders of Subsidiary Corporation was not required for the approval and adoption of the Plan of Merger.

     4. As to MB Software Corporation, the number of shares outstanding and the number of shares voted for and against the Plan of Merger arc as follows:

Shares Outstanding and Class     Shares Voted For the       Shares Voted Against
       of Shares                    Plan of Merger           the Plan of Merger
       ---------                    --------------           ------------------

     73,500,000 Common Stock          40,564,833                      0

  340,000 Series A Preferred            340,000                       0


     The Series A Preferred, voted together with the shares of Common Stock, and separately as a class. The number of votes cast for the Plan of Merger by each voting class entitled to vote separately on the Plan of Merger was sufficient for approval by that voting class.

     5. Article One of the Articles of Incorporation of eAppliance Innovations, Inc. is hereby amended in its entirety to read as follows:

     "The name of the Corporation is MB Software Corporation."

     6. Except as set forth in Article 9, the Articles of Incorporation and the Bylaws of eAppliance Innovations, Inc. prior to the Plan of Merger will be the Articles of Incorporation and the Bylaws of the surviving corporation.

     7. A signed copy of the Plan of Merger, attached hereto as Exhibit A, is also on file at the principal place of business of eAppliance Innovations, Inc., the surviving corporation, at 2225 E. Randol Mill Road, Suite 305, Arlington, Texas 76011.

     8. A copy of the Plan of Merger will be furnished by eAppliance Innovations, Inc., on written request and without cost, to any shareholder of eAppliance Innovations, Inc.

     9. As to each corporation that is a party to the merger, the plan of merger, which performance of its terms were duly authorized by action required by the laws under which it is incorporated or organized and by its constituent documents.

     10. The effective date of the merger shall be June 5th, 2002.

     11. The surviving corporation will be responsible for the payment of all fees and franchise taxes of the merged corporation and will be obligated to pay such fees and franchise taxes if the same are not timely paid.

                Executed this 4th day of June 2002.


                                                    eAppliance Innovations, Inc.

                                                    By : /s/ Scott A. Haire
                                                    -----------------------
                                                    Name: Scott A. Haire
                                                    Its: President


                                                    MB Software Corporation

                                                    By: /s/ Scott A. Haire
                                                    ----------------------
                                                    Name Scott A. Haire
                                                    Its: President

                          AGREEMENT AND PLAN OF MERGER


                                      among



                             MB SOFTWARE CORPORATION



                                       and


                          EAPPLIANCE INNOVATIONS, INC.










                             Dated December 13, 2001

                          AGREEMENT AND PLAN OF MERGER


         Agreement and Plan of Merger, dated as of December 14, 2001 is entered into by and between MB Software Corporation, a Colorado corporation ("Parent"), and eAppliance Innovations, Inc., a Texas corporation and wholly owned subsidiary of Parent ("Merger Sub"). Certain terms used herein but not otherwise defined shall have the meanings ascribed thereto in Exhibit A attached hereto.

         WHEREAS, the respective Boards of Directors of Parent and Merger Sub have determined that it is advisable and in the best interests of their respective shareholders to consummate the merger of Parent with and into Merger Sub (the "Merger"), upon the terms and subject to the conditions set forth herein; and

         WHEREAS, the respective Boards of Directors of Parent and Merger Sub have approved the transactions contemplated by this Agreement, subject to approval of such transactions by the shareholders of Parent and the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

         Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the applicable provisions of the TBCA and the CBCA, at the Effective Time, Parent shall be merged with and into the Merger Sub. As a result of the Merger, the separate corporate existence of Parent shall cease and Merger Sub shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

         Section 1.2 Effective Time. Subject to the terms and conditions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing, as soon as practicable after the Closing (as hereinafter defined), this Agreement or articles of merger (the "Articles of Merger") with the Secretaries of State of the States of Texas and Colorado, in such form as required by, and executed in accordance with the relevant provisions of, the TBCA and the CBCA. The date and time of acceptance of the filing of the Articles of Merger with the Secretary of State of the State of Texas (or such later time as shall be agreed to in writing by the parties hereto and specified in the Articles of Merger) will be the "Effective Time." The Closing shall take place at 10:00 a.m. (Dallas time) on the Business Day immediately after the date on which all the conditions to Closing set forth in Article II hereto shall have been satisfied, at the offices of Jackson Walker, 901 Main Street, Suite 6000, Dallas, Texas 75202, or such other time, date and place as the parties shall agree.

         Section 1.3 Effects of the Merger. Subject to Sections 1.4 and 1.5, the Merger shall have the effects set forth in the applicable provisions of the TBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of Parent and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Parent and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         Section 1.4 Articles of Incorporation; Bylaws.
                     ---------------------------------

                  (a) At the Effective Time and without any further action on the part of Parent or Merger Sub, the Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time, as amended or provided in the Articles of Merger, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided therein and under the TBCA.

                  (b) At the Effective Time and without any further action on the part of Parent or Merger Sub, the bylaws of Merger Sub shall be the bylaws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the terms of the articles of incorporation of the Surviving Corporation and as provided by law.

         Section 1.5 Directors and Officers.
                     ----------------------

                  (a) At the Effective Time, the directors of Parent shall serve as directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

                  (b) At the Effective Time, the officers of Parent shall serve as officers of the Surviving Corporation, in the capacities set forth opposite their names, until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

         Section 1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent of Merger Sub any holder of any shares of capital stock of Parent:

                  (a) Each share of Parent Common Stock that is held in the treasury of Parent or of any of its subsidiaries shall be canceled and retired and no capital stock of the Surviving Corporation, or other consideration shall be paid or delivered in exchange therefore.

                  (b) Each remaining outstanding share of Parent Common Stock shall be converted into the right to receive one share of Surviving Corporation Common Stock (the "Merger Consideration").

                  (c)  Each  share  of  Merger  Sub  Common   Stock  issued  and
outstanding immediately prior to the Effective Date shall be shall be canceled and retired.

         Section 1.7 Stock Options. All stock options outstanding at the Effective Time under Parent Stock Options shall be converted in accordance with this Agreement and the terms of the Parent Stock Options into options to receive shares of the Surviving Corporation upon the same terms and conditions as in existence immediately prior to the Effective Time.

         Section 1.8 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Parent or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Parent or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

         Section 1.9 Certain Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or different class of stock by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares, or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the Merger Consideration shall be appropriately adjusted to provide the holders of Parent Common Stock the same economic effect, voting rights and other terms and designations as contemplated by this Agreement prior to any such event.

                                   ARTICLE II
                                   CONDITIONS

         Section 2.1 Conditions to the Obligations of Each Party. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or, if permissible, waiver by the party for whose benefit such conditions exist) of the following conditions:

                  (a) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing or making illegal the consummation of the Merger shall be in effect; provided, however, that the parties hereto shall use all commercially reasonable efforts to have any such injunction, order, restraint or prohibition vacated.

                  (b) Governmental and Regulatory Approvals. All regulatory approvals and other actions or approvals by any Governmental Entity required to permit the consummation of the Merger shall have been obtained and such approvals shall be in full force and effect.

                  (c) Shareholder Approval. The shareholders of Parent shall have approved the Merger in accordance with the CBCA.

                                   ARTICLE III
                                   TERMINATION

         Section 3.1 Termination. This Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after Parent Shareholder Approval shall have been received.

                  (a) by the mutual written consent of Parent and Merger Sub; or

                  (b) by either Parent or Merger Sub if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable.

                                   ARTICLE IV
                                  MISCELLANEOUS

         Section 4.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects by written agreement of the parties hereto, pursuant to action taken by their respective Boards of Directors, at any time prior to the Effective Time with respect to any of the terms contained herein.

         Section 4.2 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Confidentiality Agreements (including the exhibits hereto and the documents and the instruments referred to herein and therein): (a)
constitute  the  entire   agreement  and  supersede  all  prior  agreements  and
understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         Section 4.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

         Section 4.4 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Texas.

         Section 4.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         Section 4.6 Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement. References to Articles or Sections, unless otherwise specified, are to Articles and Sections of this Agreement.

         IN WITNESS WHEREOF, Parent and Merger Sub caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                       MB SOFTWARE CORPORATION



                                       By:  /S/ Scott A. Haire
                                              Name Scott A. Haire
                                              Title: Chief Executive Officer and
                                                     President


                                       EAPPLIANCE INNOVATIONS, INC..



                                       By:  /S/ Scott A. Haire
                                              Name Scott A. Haire
                                              Title: Chief Executive Officer and
                                                     President

                                    EXHIBIT A

                                   Definitions


         "Business Day" means any day other than a Saturday, a Sunday, or a bank holiday in the State of Delaware.

         "CBCA" shall mean the Colorado Business Corporation Act.

         "Closing" shall mean the closing of the Merger.

         "Closing Date" shall mean the date of Closing.

         "Effective Time" shall have the meaning set forth in Section 1.2.

         "Governmental Entity" shall mean any United States or foreign court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority, body, commission or agency.

         "Parent Common Stock" shall mean the common stock, par value $0.001 per share, of MB Software Corporation.

         "Parent Shareholder Approval" shall mean approval of the Merger by the shareholders of Parent in accordance with the CBCA.

         "Parent Stock Option" shall mean each outstanding option to purchase shares of the Parent Common Stock issued pursuant to any of Parent's stock option plans.

         "Merger  Consideration"  shall  have the  meaning  set forth in Section
1.6(a)

         "Merger Sub Common Stock" shall mean the common stock, par value $.001 per share, of Merger Sub.

         "Surviving  Corporation"  shall have the  meaning  set forth in Section
1.1.

         "Surviving Common Stock" shall mean Merger Sub Common Stock from and after th Effective Date.

         "TBCA" shall mean the Texas Business Corporation Act.

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                             MB SOFTWARE CORPORATION

         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

         FIRST: The name of the corporation is MB Software Corporation.

         SECOND: The Articles of Incorporation in effect on the date hereof is hereby amended by replacing ARTICLE FOUR in its entirety as follows:

                                  ARTICLE FOUR

         The aggregate number of shares of capital stock that the Corporation will have authority to issue is twenty million (25,000,000), twenty million (20,000,000) of which will be shares of Common Stock, having a par value of $.001 per share, and five million (5,000,000) of which will be shares of preferred stock, having a par value of $10 per share.

         Preferred stock may be issued in one or more series as may be determined from time to time by the Board of Directors. All shares of any one series of preferred stock will be identical except as to the date of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of preferred stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the full extent now or hereafter permitted by law.

         THIRD: The stockholders of the Corporation duly adopted resolutions approving the above-referenced amendment by written consent on June 14, 2002 in accordance with the provisions of Article 9.10A of the Texas Business Corporation Act.

         FOURTH: The number of shares of the corporation outstanding at the time of such adoption was 82,700,000 shares of Common Stock, $.001 par value; and the number of shares entitled to vote thereon was 82,700,000.

         FIFTH: The number of shares voted for such amendment was 42,028,101. No shares were voted against such amendment

                                    ********

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed and attested as of the 24th day of June, 2002.


                                 MB SOFTWARE CORPORATION


                                 By:   /s/ Scott A. Haire
                                    -----------------------------------------
Name: Scott A. Haire                Title: President and Chief Executive Officer

                     CERTIFICATE OF THE DESIGNATIONS, NUMBER
                    VOTING POWERS, PREFERENCES AND RIGHTS OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                            MB SOFTWARE CORPORATION


                         Pursuant to Section 2.13 of the
                 Business Corporation Act of the State of Texas



        MB Software Corporation, a corporation organized and existing under the Business Corporation Act of the State of Texas (the "Corporation"),

        DOES HEREBY CERTIFY:

        That, pursuant to the authority expressly vested in the Board of Directors of the Corporation (the "Board of Directors") by Article Four of the Articles of Incorporation of the Corporation, as amended (the "Articles of Incorporation"), the Board of Directors duly adopted, by written consent dated as of October 31, 2007, a resolution providing for the creation of a series of preferred stock, par value $10.00 per share (the "Preferred Stock"), consisting of 51,000 shares of Series A Convertible Preened Stock, which resolution is as follows:

               RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of Article Four of the Restated Articles of Incorporation of the Corporation, the Board of Directors hereby mates a series of preferred stock, par value $10.00 per share, of the Corporation, and hereby fixes the designations, powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, of the shares of such series, in addition to those set forth in the Articles of Incorporation, as follows:

        1. Designation and The shares of such series shall be designated "Series A Convertible Preferred Stock" (the "Series A Stock") and the number of shares constituting such series shall be 51,000.Designation

          A. Designation. Fifty One Thousand (51,000) shares of the authorized preferred stock, $10.00 par value per share, are hereby designated as "Series A Convertible Preferred Stock' ("Series A Preferred"). The Series A Stock shall have rights and preferences relative to all other classes and series of the capital stock of the Corporation as set forth herein.

          B. Dividends. Holders of shares of Series A Stock shall participate on an "as converted" basis with the holders of common stock, par value 50.001 per share, of the Corporation (the "Common Stock"), with respect to the payment of any dividends by the Corporation.

          C. Liquidation. Holders of shares of Series A Stock shall participate on an "as converted" basis with the holders of Common Stock with respect to the payment of the proceeds of the Corporation from the liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary.Voting

          D. Voting. The holders of shares of Series A Stock shall vote together with the holders of Common Stock as a single class. The holder of each sham of Series A Stock (i) shall be entitled to the number of votes with to such share equal to the number of shares of Common Stock into which such share of Series A Stock could be converted on the record date for the subject vote or written consent (or, there is no such record date, then on the date that such vote is taken or consent is effective) and (ii) shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws o the Corporation. Fractional votes shall not be permitted, and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares; of Series A Stock held by each holder could be converted) shall be reduced to the nearest whole number.

          E. Automatic Conversion

               (i) Each share of Series A Stock shall automatically be converted into ten (100) shares of Common Stock (as the same may be equitably adjusted after the date of issuance for any stock splits, combinations, consolidations, recapitalizations, reorganizations, reclassifications, stock distributions, stock dividends or other similar events) at such time as the shareholders of the Corporation have approved an amendment to the Articles of Incorporation of the Corporation increasing the authorized shares of Common Stock of the Corporation from 20,000,000 shams to 100,000,000 shares ( "Amendment'). The Corporation expects to receive such approval at its next annual meeting of shareholders, which is scheduled to be held in February. Holders of at least 65% of the issued and outstanding shares of Common Stock have indicated that they will vote in favor of such amendment. Following approval of the Amendment by the shareholders of the Corporation, and filing of the same with the Secretary of State of Texas, the Corporation shall give written notice thereof to all holders of record of shares of Series A Stock. Such notice shall be sent by first class mail, postage prepaid, to each holder of record of Series A Stock at such holder's address as shown in the records of the Corporation. Each holder of shares of the Series A Stock shall surrender the certificate or certificates for all such shares to the Corporation at the place designated in such notice and shall thereafter receive certificates for the numb of shares of Common Stock to which such bolder is entitled. Notwithstanding anything herein to the contrary, shares of Series A Stock shall be deemed to have been converted upon filing of the Amendment with the Secretary of State of Texas.

               (ii) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Stock pursuant hereto.

               (iii) All shares of Common Stock that may be issued upon conversion of the shares of Series A Stock will upon issuance by the Corporation be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

               (iv) The Corporation will not, by amendment of the Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.

          F. Amendment Waiver, Any term of the Series A Stock may be amended or waived upon the written consent of the Corporation and the holders of at least a majority of the Series A Stock then outstanding, voting together as a single class.

          G. Action By Holden Any action or consent to be taken or given by the holders of the Series A Stock may be given either at a meeting of the holders of the Series A Stock called and held for such purpose or by written consent.

        IN WITNESS WHEREOF, MB Software Corporation has caused this Certificate to be signed by Scott A. Haire, its Chief Executive Officer, this 30 day of November, 2007.

                                                  MB SOFTWARE CORPORATION


                                                  By: Scott A. Haire
                                                      ---------------
                                                      Scott A. Haire
                                                      Chief Executive Officer

                            CERTIFICATE OF CORRECTION
                                       OF
                             MB SOFTWARE CORPORATION



         MB Software Corporation, a corporation organized and existing under the business corporation act of the State of Texas (the "Corporation"), submits this Certificate of Correction to correct a document that contains an inaccurate or erroneous statement.

         1. The name of the entity is MB Software Corporation. The filing number of the entity is 800036706.

         2. The document to be corrected is the Corporation's Certificate of the Designations, Number, Voting Powers, Preferences and Rights of Series A Convertible Preferred Stock, filed with the Texas Secretary of State on November 30, 2007 (the "Certificate of Designations").

         3. Section 1.E.(i) of the Certificate of Designations contained an error in the conversion ratio of the preferred stock. The full text of Section 1.E.(i), as corrected, is set forth below:

          E.   Automatic Conversion.

               (i) Each share of Series A Stock shall automatically be converted into fifty-one hundred (5,100) shares of Common Stock (as the same may be equitably adjusted after the date of issuance for any stock splits, combinations, consolidations, recapitalizations, reorganizations, reclassifications, stock distributions, stock dividends or other similar events) at such time as the shareholders of the Corporation have approved an amendment to the Articles of Incorporation of the Corporation increasing the authorized shares of Common Stock of the Corporation from 20,000,000 shares to 100,000,000 shares (the "Amendment"). The Corporation expects to receive such approval at its next annual meeting of shareholders, which is scheduled to be held in February. Holders of at least 65%% of the issued and outstanding shares of Common Stock have indicated that they will vote in favor of such amendment. Following approval of the Amendment by the shareholders of the Corporation, and filing of the same with the Secretary of State of Texas, the Corporation shall give written notice thereof to all holders of record of shares of Series A Stock. Such notice shall be sent by first class mail, postage prepaid, to each holder of record of Series A Stock at such holder's address as shown in the records of the Corporation. Each holder of shares of the Series A Stock shall surrender the certificate or certificates for all such shares to the Corporation at the place designated in such notice and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled. Notwithstanding anything herein to the contrary, shares of Series A Stock shall be deemed to have been converted upon the filing of the Amendment with the Secretary of State of Texas.

         6. The Certificate of Designations contained an inaccurate or erroneous statement. This Certificate of Correction is submitted for the purpose of correcting the Certificate of Designations.

         7. After the Secretary of State files this Certificate of Correction, the Certificate of Designations will be considered to have been corrected on the date the Certificate of Designations was originally filed, except as to persons adversely affected. As to persons adversely affected by the correction set forth in this Certificate of Correction, the Certificate of Designations will be considered to have been corrected on the date this Certificate of Correction is filed with the Secretary of State.

         IN WITNESS WHEREOF, MB Software Corporation has caused this Certificate to be signed by Lucy J. Singleton, its Secretary, this 25th day of January, 2008.

                                          MB SOFTWARE CORPORATION


                                          By: /s/ Lucy J. Singleton
                                              ---------------------
                                              Lucy J. Singleton
                                              Secretary